EXHIBIT 23(m)

                              DISTRIBUTION PLAN OF
                                  HARVEST FUNDS

                                  The RISA Fund
                           Institutional Class Shares


     The following Distribution Plan (the "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") by Harvest Funds (the "Trust") for Institutional class shares of The RISA Fund series (the "Fund"). The Plan has been approved by a majority of the Trust's Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan (the "non-interested Trustees"), cast in person at a meeting called for the purpose of voting on such Plan.

     In reviewing the Plan, the Board of Trustees considered the proposed schedule and nature of payments and terms of the advisory agreement between the Trust and RISA Investment Advisers, LLC (the "Adviser"), and the Distribution Agreement between the Trust and BOE Securities, Inc. (the "Distributor"). The Board of Trustees concluded that the proposed compensation of the Adviser under the advisory agreement, and of the Distributor under the underwriting agreement is fair and not excessive. Accordingly, the Board determined that the Plan should provide for such payments and that adoption of the Plan would be prudent and in the best interests of the Trust and its shareholders. Such approval included a determination that in the exercise of their reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Trust, the Fund and its shareholders.

     The Provisions of the Plan are:

     1. The Fund shall pay from the assets of the Institutional shares a fee to the Distributor for advertising, marketing and distributing the Fund's Institutional shares. In exchange for such fee, the Distributor agrees to incur distribution expenses with respect to the Fund's Institutional shares. For purposes hereof, "distribution expenses" shall mean expenses incurred for distribution activities encompassed by Rule 12b-1, including but not limited to, the printing of prospectuses and reports used for sales purposes, expenses of preparation of sales literature and related expenses, advertisements, and other distribution-related expenses, as well as any distribution or service fees paid to securities dealers or others who have executed a selling agreement with the Trust or the Distributor, which form of selling agreement shall be approved by the Trustees, including the non-interested Trustees.

     2. The maximum aggregate fee which may be paid by the Trust to such Distributor pursuant to Paragraph 1 herein shall be 0.25% per annum of the average daily net assets of the Fund's Institutional shares. Said reimbursement shall be made monthly by the Trust to the Distributor.


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     3. It is contemplated by the Plan that the Adviser, from time to time, may make payments to third parties out of its management fee, not to exceed the amount of that fee, including payments of fees for shareholder servicing and transfer agency functions. If such payments are deemed to be indirect financing of any activity primarily intended to result in the sale of Institutional shares within the context of Rule 12b-1 under the Act, such payments shall be authorized by this Plan.

     4. The Adviser and the Distributor shall collect and monitor the documentation of payments made under Paragraph 1 above, and shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the monies paid under the Plan, and shall furnish the Board of Trustees of the Trust with such other information as the Board may reasonably request in connection with the payments made under the Plan as to the Trust in order to enable the Board to make an informed determination of whether the Plan should be continued.

     5. The Plan shall continue in effect for a period of more than one year only so long as such continuance is specifically approved at least annually by the Trust's Board of Trustees, including the non-interested Trustees, cast in person at a meeting called for the purpose of voting on the Plan.

     6. The Plan, or any agreements entered into pursuant to the Plan, may be terminated at any time, without penalty, by vote of a majority of the outstanding voting securities of the Trust, or by vote of a majority of the non-interested Trustees, on not more than sixty (60) days' written notice, and shall terminate automatically in the event of any act that constitutes an assignment of the management agreement between the Trust and the Adviser.

     7. The Plan and any agreements entered into pursuant to the Plan may not be amended to increase materially the amount to be spent by the Trust for distribution pursuant to Paragraph 2 hereof without approval by a majority of the outstanding Institutional shares.

     8. All material amendments to the Plan, or any agreements entered into pursuant to the Plan, shall be approved by the non-interested Trustees cast in person at a meeting called for the purpose of voting on any such amendment.

     9. So long as the Plan is in effect, the selection and nomination of the Trust's non-interested Trustees shall be committed to the discretion of such non-interested Trustees.

     10. This Plan shall take effect on the 1st day of October, 1999.


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     This Plan and the terms and provisions thereof are hereby accepted and agreed to by the Trust, the Adviser and the Distributor as evidenced by their execution hereof.


                                           HARVEST FUNDS

                                           By: /s/ Oliver St. C. Franklin
                                               --------------------------------
                                               Oliver St. C. Franklin, Chairman


                                           RISA Investment Advisers, LLC

                                           By: /s/ O. Sam Folin
                                               --------------------------------
                                               O. Sam Folin, Managing Director


                                           BOE Securities, Inc.

                                           By: /s/ Bufus Outlaw
                                               --------------------------------
                                               Bufus Outlaw, President


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                        FORM OF SELLING DEALER AGREEMENT
                                FOR HARVEST FUNDS

BOE Securities Inc.
225 South 15th Street. Suite 928
Philadelphia, PA 19102

Gentlemen:

     We desire to enter into an Agreement with you for the sale of shares of HARVEST FUNDS, an open-end registered investment company (hereinafter referred to as the "Company"). You serve as the principal underwriter, as such term is defined in the Investment Company Act of 1940, as amended, of the Company's shares, and you are the exclusive agent for the continuous distribution of such shares pursuant to the terms of a Distribution Agreement between you and the Company. Unless the context otherwise requires, as used herein the terms "Prospectus" shall mean the prospectus and related statement of additional information (the "SAI") incorporated therein by reference, as amended and supplemented, of each investment portfolio of the Company ("Fund") included in the then currently effective registration statement (or post-effective amendment thereto) of the Company, as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

     In consideration for the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

     1. In all sales of Fund shares to the public, we shall act as dealer for our own account and in no transaction shall we have any authority to act as agent for the Company, any Fund, for you or for any other dealer.

     2. All orders for the purchase of any Fund shares shall be executed at the then current public offering price per share and all orders for the redemption of any Fund shares shall be executed at the net asset value per share, in each case as described in the Prospectus of such Fund. The minimum initial purchase order and minimum subsequent purchase order shall be as set forth in the Prospectus of such Fund. All orders are subject to acceptance or rejection by you at your sole discretion. Unless otherwise agreed in writing, each transaction shall be confirmed promptly in writing directly to the customer on a fully disclosed basis and a copy of each confirmation shall be sent simultaneously to us. We acknowledge that the Company has reserved the right, at its discretion and without notice, to suspend the sale of shares or withdraw entirely the sale of shares of any or all of the Funds.

     3. In ordering shares of any Fund, we shall rely solely and conclusively on the representations contained in the Prospectus of such Fund. We agree that we shall not offer or sell shares of any Fund except in compliance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities. In connection with


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offers to sell and sales of shares of each Fund, we agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, at or prior to the time of such offer or sale, a copy of the Prospectus and, upon request, the SAI of such Fund. We further agree to obtain from each customer to whom we sell Fund shares any taxpayer identification number certification required under
Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and to provide you or your designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding in accordance with Section 3406 of the Code and the regulations thereunder. Unless otherwise mutually agreed in writing, you shall deliver or cause to be delivered to each customer who purchases shares of any Funds from or through us copies of all annual and interim reports, proxy solicitations, materials, and any other information and materials relating to such Funds and prepared by or on behalf of you, the Fund or its investment adviser, custodian, transfer agent or dividend disbursing agent for distribution to each such customer. You agree to supply us with copies of the Prospectus, SAI, annual reports, proxy solicitation materials and any such other information and materials relating to each Fund in reasonable quantities upon request.

     4. We shall not make any representations concerning any Fund shares other than those contained in the Prospectus of such Fund or in any promotional materials or sales literature furnished to us by you or the Fund. Except as otherwise provided in Paragraph 3 of this Agreement, we shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to any Fund (including, without limitation, promotional materials and sale literature, advertisements, press release, announcements, statements, posters, signs or other similar material), except such information and materials as may be furnished to us by you or the Fund, and such other information and materials as may be approved in writing by you.

     5. In determining the amount of any dealer reallowance payable to us hereunder, you reserve the right to exclude any sales which you reasonably determine are not made in accordance with the terms of the applicable Fund Prospectuses and the provisions of this Agreement.

     6. We agree to provide distribution and marketing services in the promotion and sale of Fund shares and to furnish services and assistance to our customers who invest in our own Fund shares. For such services, you agree to compensate us in accordance with the current schedule of dealer compensation that you have furnished us. We acknowledge that we will only receive compensation with respect to those Funds that have adopted a 12b-1 plan of distribution and that we will only receive compensation with respect to a particular Fund so long as the Rule 12b-1 plan for that Fund remains in effect. We further acknowledge that you will provide to the Company's Board of Trustees, and the Boards of Trustees will review, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made. In connection with such reviews, we will furnish you or your designees with such information as you or they may reasonably request (including, without


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


limitation, periodic certifications confirming the provision to our customers of the services described herein), and will otherwise cooperate with you and your designee (including, without limitation, any auditors designated by you), in connection with the preparation of reports to the Board of Trustees concerning this Agreement and the monies paid or payable by you pursuant hereto, as well as any other reports or filings that may be required by law.

     7. The procedures relating to all orders and the handling thereof will be subject to the terms of the Prospectus of each Fund and your written instructions to us from time to time. No conditional orders will be accepted. We agree to place orders with you immediately for the same number of shares and at the same price as any sales by us. We shall not withhold placing orders received from customers so as to profit ourselves as a result of such withholding by a change in the net asset value from that used in determining the offering price to such customers, or otherwise, provided, however, that the foregoing shall not prevent the purchase of shares of any Fund by us for our own bona fide investment. We agree that: (a) we shall not effect any transactions (including, without limitation, any purchases or redemptions) in any Fund shares registered in the name of, or beneficially owned by, any customer unless such customer has granted us full right, power and authority to effect such transactions on his or her behalf and (b) you, each Fund, each Transfer Agent and your and their respective officers, directors or trustees, agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by us from and against, any and all claims, demands, liabilities and expenses (including without limitation, reasonable attorneys fees) which may be incurred by you or any of the foregoing persons entitled to indemnification from us hereunder arising out of or in connection with the execution of any transactions in Fund shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of us.

     8. (a) We agree to pay for purchase orders of any Fund shares from us in accordance with the terms of the Prospectus of the applicable Fund. On or before the settlement date of each purchase order for shares of any Fund, we shall remit to an account designated by you with the Transfer Agent an amount equal to the then current public offering price of the shares of such Fund being purchased. Our dealer reallowance, if any, shall be payable to us on a monthly basis. If payment for any purchase order is not received in accordance with the terms of the applicable Fund Prospectus, you reserve the right, without notice, to cancel the sale and to hold us responsible for any loss sustained as a result thereof.

     9. Certificates for shares sold to us hereunder shall only be issued in accordance with the terms of each Fund Prospectus upon our customer's specific request and, upon such request, shall be promptly delivered to us by the Transfer Agent unless we make other arrangements. However, in making delivery of such share certificates to us, the Transfer Agent shall have adequate time to clear any checks drawn for the payment of Fund shares.

     10. We hereby represent and warrant to you that:


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         a. we are a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which we were organized:

         b. the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorization and approvals (if any) required for our lawful execution and delivery of this Agreement and our performance hereunder have been obtained; and

         c. upon execution and delivery by us, and assuming due and valid execution and delivery by you, this Agreement will constitute a valid and binding agreement, enforceable against us in accordance with its terms.

     11. We further represent and warrant to you that we are a member of the NASD and, with respect to any sales in the United States, we agree to abide by all of the rules and regulations of the NASD, including, without limitation, its Business Conduct Rules. We agree to comply with all applicable federal and state laws, rules and regulations. You agree to inform us, upon our request, as to the states in which you believe the shares of the Funds have qualified for sale under, or are exempt from the requirements of the respective securities laws of such states, but you shall have no obligation or responsibility as to our right to sell shares in any jurisdiction. We agree to notify you immediately in the event of (a) our expulsion or suspension from the NASD, or (b) our violation of any applicable federal or state law, rule or regulation arising out of or in connection with this Agreement or which may otherwise affect in any material way our ability to act as a dealer in accordance with the terms of this Agreement. Our expulsion from the NASD will automatically terminate this Agreement immediately without notice. Our suspension from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon your written notice to us of termination.

     12. In the event that you breach any of the terms and conditions of this Agreement, you will indemnify us, the Funds, and our affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or relating to such breach. In the event that we breach any of the terms and conditions of this Agreement, we will indemnify you and your affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or relating to such breach.

     13. The names and addresses and other information concerning our customers are and shall remain our sole property and neither you nor your affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of your duties and responsibilities hereunder and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this Paragraph 13 shall not prohibit you or any of your affiliates from utilizing for any purposes the names, addresses or other information concerning any of our customers if such names, addresses or other information is obtained in any manner other than from us pursuant to this Agreement. The provisions of this Paragraph 13 shall survive the termination of this Agreement.

     14. By requesting expedited redemption, we agree that you, the Company, the Transfer Agent, and your and their respective officers, directors or trustees, agents, employees and affiliates shall not be liable for and shall be fully indemnified and held harmless by us from and against any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with any expedited redemption payments.

     15. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

     16. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices sent to you shall be given or sent to you at your offices, located at 225 South 15th Street, Suite 928, Philadelphia, PA 19102 and all notices to us shall be given or sent to us at our address shown below.

     17. This Agreement shall become effective only when accepted and signed by you, and may be terminated at any time by either party hereto upon fifteen (15) days prior written notice to the other party. Notwithstanding the termination of this Agreement all unfulfilled obligations, duties and liabilities of either party to the other as of the date of termination including, without limitation, all obligations of indemnification of either to the other shall remain the responsibility of the respective party. This Agreement may be amended only by a written instrument signed by both the parties hereto and, may not be assigned by either party without the prior written consent of the other party. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supercedes any and all prior agreements between the parties hereto relating to the subject matter hereof.


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     18. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of law.


                                   Very truly yours,


                                   --------------------------------------------
                                   Name of Broker-Dealer (Please Print or Type)

                                   --------------------------------------------

                                   --------------------------------------------
                                   Address

                                   Dated:
                                          -------------------------------------

                                   By:
                                       ----------------------------------------
                                                Authorized Dealer

                                   Note:
                                   Please sign and return both copies of this Agreement to BOE Securities, Inc. Upon acceptance a countersigned copy will be returned to you for your files.

                                                           Accepted:
                                                           BOE Securities, Inc.

                                   Date:
                                        ---------------------------------------


                                   By:
                                       ----------------------------------------
                                                Authorized Signature


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